Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

FOR THE TENDER OF
COMMON STOCK, PAR VALUE $.001 PER SHARE

OF

INVESTVIEW, INC.

This form or one substantially equivalent hereto must be used to accept the exchange offer (the “Exchange Offer”) of Investview, Inc. (“Investview” or the “Issuer”) made pursuant to the Offer to Exchange, dated October __, 2019 (the “Offer to Exchange”), if certificates for shares of Investview’s common stock, par value $.001 per share (the “Common Stock”), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to be received by Standard Registrar & Transfer Co., Inc., as exchange agent for the Exchange Offer (the “Exchange Agent”) prior to 5:00 p.m., Eastern time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by mail, email, facsimile transmission, hand delivery or courier to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender shares of Common Stock pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) must also be received by the Exchange Agent, together with any other documents required by the Letter of Transmittal, prior to 5:00 p.m., Eastern time, on the Expiration Date. Terms used but not defined herein shall have the respective meanings ascribed to them in the Offer to Exchange.

DELIVERY TO:

If delivering by mail, hand or courier:	By facsimile transmission (for eligible institutions only):

Standard Registrar & Transfer Co., Inc. Attn: Ms. Amy Merrill 440 East 400 South Salt Lake City, Utah 84111	(801) 328-4058 Fax cover sheets should provide a call back phone number and request a call back, upon receipt. Confirm Receipt by Calling: (801) 571-8844

For assistance, call Standard Registrar & Transfer Co., Inc. at (801) 571-8844.

Delivery of this instrument to an address other than as set forth above, or transmission of this instrument via facsimile other than as set forth above, will not constitute a valid delivery.

This instrument is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Offer to Exchange and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuer the shares of Common Stock set forth below pursuant to the guaranteed delivery procedure described in “Terms of the Exchange Offer — Procedures for Tendering — Guaranteed Delivery” section of the Offer to Exchange.

DESCRIPTION OF SHARES OF COMMON STOCK
Name(s) and Address(es) of Registered Owner(s) (If blank, please fill in exactly as name(s) appear(s) on share certificate(s))	Share Certificate(s) and Share(s) Tendered (attach additional list if necessary)
	Share Certificate Number(s)*	Total Number of Shares Represented by Certificate(s)*	Number of Shares Tendered**

Total Shares:

* Need not be completed by book-entry stockholders.

** Unless otherwise indicated in this table, all shares of Common Stock represented by the certificates described above are being tendered in the Exchange Offer.

[ ]	Check here if tendered shares of Common Stock are being delivered by book-entry transfer made to the account maintained by the Exchange Agent with The Depository Trust Company (the “Book-Entry Transfer Facility”) and complete the following:

Name of Tendering Institution

Account Number

Transaction Code Number

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PLEASE SIGN HERE

X

X
	Signature(s) of Holder(s) or Authorized Signatory	Date

Area Code and Telephone Number: (___)

Must be signed by the holder(s) of shares of Common Stock as their name(s) appear(s) on certificates for shares of Common Stock or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. If shares of Common Stock will be delivered by book-entry transfer to the Book-Entry Transfer Facility, please provide account number.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

Account:

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

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GUARANTEE
(Not to be used for signature guarantees)

The undersigned, a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including a participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program and the Stock Exchanges Medallion Program, hereby guarantees that the certificates representing the shares of Common Stock tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such shares of Common Stock into the Exchange Agent’s account at the Book-Entry Transfer Facility pursuant to the procedures set forth in “Terms of the Exchange Offer — Procedures for Tendering — Guaranteed Delivery” section of the Offer to Exchange, together with one or more properly and duly executed Letters of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three trading days after the Expiration Date.

Name of Firm	Authorized Signature

Address	Title

Zip Code	Name:

Area Code and Tel. No.	(Please Type or Print)

Dated:

Note: Do not send the certificates representing shares of Common Stock with this form. Certificates representing shares of Common Stock should be sent only with a copy of your previously executed Letter of Transmittal.

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